July 30, 2009

To Whom It May Concern:

Please accept this letter as documentation for removing William G. Mortensen and Feng Zheng (aka Eric) as the Trustees from the Advanced Materials Group Inc 401(k) Plan.
The effective date should be listed as June 8, 2009. Please name Scott Braddock as the new Trustee for the company.

/s/ Tim Busch,

Chairman, Board of Directors

Tim Busch